Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 20, 2013 relating to the consolidated financial statements of Potbelly Corporation and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois

August 29, 2013